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                                                                     EXHIBIT 4.1



            AMENDMENT TO THE SHAREHOLDER PROTECTION RIGHTS AGREEMENT

         THIS AMENDMENT TO THE SHAREHOLDER PROTECTION RIGHTS AGREEMENT (this "Amendment"), dated as of September 29, 2004, is by and between Intelligroup, Inc., a New Jersey corporation (the "Company"), and the American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent").

                                R E C I T A L S:

         A. The Company and the Rights Agent are parties to that certain Shareholder Protection Rights Agreement, dated as of November 6, 1998 (the "Rights Agreement"); capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Rights Agreement.

         B. Section 5.4 of the Rights Agreement provides that, prior to the Separation Date, the Company may, and the Rights Agent shall if the Company so directs, amend any provision of the Rights Agreement without the consent of any holders of Rights.

         C. The definition of "Separation Date" does not exist in the Rights Agreement, and it is apparent on the face of the Rights Agreement that the reference to "Separation Date" must be intended to refer to the "Separation Time" since an alternative reading would permit the amendment of the Rights Agreement by the Company without restriction pursuant to Section 5.4 thereof even after the Separation Time.

         D. The Company has directed that the Rights Agent, in accordance with
Article V of the Rights Agreement, amend the Rights Agreement to correct the mistake in the Rights Agreement to give meaning to the definition of "Separation Time" therein and in certain respects as specifically set forth herein in connection with the transactions contemplated by that certain Purchase Agreement, dated as of September 29, 2004, by and among the Company and the purchasers (the "Purchasers") party thereto (the "Purchase Agreement").

         NOW, THEREFORE, in consideration of the premises and the respective agreements set forth herein, the parties hereto agree as follows:

         1. AMENDMENT TO THE RIGHTS AGREEMENT. The Rights Agreement is amended as follows:

                  1.1 SUBSTITUTED DEFINITION. Section 1.1 of the Rights Agreement is amended by amending and restating the definition of "Expiration Time" in its entirety as follows:

                  "Expiration Time" shall mean September 29, 2004.

                  1.2 CORRECTED DEFINITION. The definition of "Separation Time" is amended by replacing ""Separation Time"" with ""Separation Date"".

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         2 NO FURTHER RIGHTS OF RIGHTHOLDERS. Pursuant to Section 5.4 of the
Rights Agreement, as amended hereby, the Rights and the Rights Agreement shall expire on September 29, 2004 and no Person shall have any rights pursuant to the Rights Agreement or any Right after September 29, 2004.

         3. REFERENCES. From and after the date of this Amendment, all references to the "Shareholder Protection Rights Agreement" shall be deemed to refer to the Rights Agreement, as amended by this Amendment.

         4. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.

         5. CAPTIONS. The captions in this Amendment are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Amendment or any of the provisions hereof.

         6. GOVERNING LAW. This Amendment shall be a contract made under and governed by the laws of the State of New Jersey, without regard to conflict of laws principles.


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                            [Signature Page Follows]



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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first set forth above.





                                       INTELLIGROUP, INC.


                                       By:     /s/ Nagarjun Valluripalli
                                               -------------------------
                                       Name:   Nagarjun Valluripalli
                                       Title:  Chief Executive Officer





AMERICAN STOCK TRANSFER
& TRUST COMPANY


By: /s/ Barry F. Rosenthal
    ----------------------------
Name:  Barry F. Rosenthal
Title: Vice President











     Signature Page to Amendment to Shareholder Protection Rights Agreement